FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                          FIRSTAR CENTER                      SACRAMENTO
DENVER                     777 EAST WISCONSIN AVENUE                  SAN DIEGO
JACKSONVILLE            MILWAUKEE, WISCONSIN 53202-5367           SAN FRANCISCO
LOS ANGELES                 TELEPHONE (414) 271-2400                TALLAHASSEE
MADISON                     FACSIMILE (414) 297-4900                      TAMPA
MILWAUKEE                                                      WASHINGTON, D.C.
ORLANDO                                                         WEST PALM BEACH
                              WRITER'S DIRECT LINE


EMAIL ADDRESS                                              CLIENT/MATTER NUMBER
                                                                    045087/0101

                                October 30, 2000


The Thurlow Funds, Inc.
3212 Jefferson Street, #416
Napa, California  94558

Gentlemen:

          We have acted as counsel for The Thurlow Funds, Inc. in connection with the preparation of an amendment to your Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of The Thurlow Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable

          We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                       Very truly yours,

                                       /s/ Foley & Lardner

                                       Foley & Lardner